Exhibit 10.1

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.  THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $__________	Issue Date: ________2015

SPENDSMART NETWORKS, INC.

9% CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, SpendSmart Networks, Inc, a corporation organized under the laws of the State of Delaware (hereinafter called “Borrower” or the “Company”), hereby promises to pay to _________________________, with an address at ____________________________, or his/its permitted registered assigns or successors in interest or order (the “Holder”), without demand, the sum of _____________________ Dollars (US $______________) (the “Principal Amount”), with simple interest at the annual rate of nine percent (9%) on the Maturity Date (as hereinafter defined) if and to the extent not sooner paid or converted.  The “Maturity Date” of this Note shall be the date that is six (6) months from the date hereof, subject to conversion and acceleration as provided in Section 2 or Section 3 hereof. This Note is not secured and is convertible as provided herein.

ARTICLE I
INTEREST

1.1             Interest Rate.   Interest on this Note shall be simple interest and accrue at the annual rate of nine percent (9%) per annum.  Interest will be payable semi-annually with the first interest payment to be made on the six month anniversary of the issuance date of this Note and each subsequent payment every six (6) months thereafter, with all unpaid interest paid on the Maturity Date, as may be accelerated as provided herein (each such date where interest is payable, an “Interest Payment Date”).  All computations of interest payable hereunder shall be on the basis of a 365-day year and actual days elapsed in the period for which such interest is payable. Accrued interest on the outstanding Principal Amount shall be due and payable on the respective Interest Payment Date in the form of common stock of the Company, at the Voluntary Conversion price (as hereinafter defined).

1.2             Default Interest Rate.  Following the occurrence and during the continuance of an Event of Default (as defined below), which, if susceptible to cure is not cured within the cure periods (if any) set forth in Article III, then, in addition to any remedies at law or in equity that may be available, otherwise then commencing from the end of the applicable cure period the annual interest rate on this Note shall (subject to the limitations set forth in Section 4.7) be the lesser of Fifteen percent (15%) per annum or the highest rate permissible by law (the “Default Interest Rate”) for such time as an Event of Default continues.

ARTICLE II
CONVERSION RIGHTS

           2.1           Voluntary Conversion Rights.  For so long as this Note remains outstanding and not fully paid, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with any accrued and unpaid interest thereon, into shares of Common Stock of the Borrower or its successor in interest, subject to the terms and conditions set forth in this Article II, at the rate of $0.75 (“Voluntary Conversion Price”) per share of Company’s restricted common stock par value $0.001.  The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion.

2.2           Mandatory Conversion.  In the event of a closing by the Borrower of a Qualified Financing (as defined below) before January 31, 2016, the Holder shall convert the principal of this Note together with any accrued and unpaid interest thereon, into the units sold in the Qualified Financing on the terms and conditions of the Qualified Financing.  Borrower will credit Holder with the converted amount in the Qualified Financing. As part of the conversion obligation of this Note, Holder shall receive three (3) times any warrant coverage provided for in the Qualified Financing. A “Qualified Financing” shall mean the closing of one or more financings to include the issuance or conversion of securities in which Borrower receives gross proceeds totaling at least $1,000,000.  In the event that this Note is converted in accordance with this Section 2.2, then Holder shall become a party to the offering agreements of the Qualified Financing, in customary form, other than the additional warrant coverage set forth herein. In the event the entire principal plus accrued interest under this Note is not eligible for conversion into a Qualified Financing, then any remaining balance of this Note shall be converted into restricted common stock at the price of the Qualified Financing and Holder shall receive three (3) times any warrant coverage provided for in the Qualified Financing.

           2.3           Adjustments.

(a)           The number and kind of shares or other securities that may be issued upon conversion shall be subject to the happening of certain events while this conversion right remains outstanding, as follows:

(i)           Adjustment for Reclassification, Reorganization or Merger.  In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the conversion of this Note) on or after the date hereof, or in case, after such date, the Company (or any such other corporation) shall merge with or into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Note immediately prior thereto, all subject to further adjustment as provided in paragraph (b) hereof; in such case, the terms of this Section 2.3(a)(i) shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Note after such consummation. The Company may not enter into any transaction described herein, without ensuring that the acquiring or surviving / resultant company, honor the provisions of this Note and the Warrant.

(ii)           Stock Splits, Combinations and Dividends.  If the common stock of the Company are subdivided or combined into a greater or smaller number of shares of common stock, or if a dividend is paid on the common stock by issuance of common stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of common stock outstanding immediately after such event bears to the total number of shares of common stock outstanding immediately prior to such event.

           2.4           Issuance of Replacement Note.  Upon any loss or destruction of this Note, a replacement Note containing the same date and provisions of this Note shall be issued by the Company to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid.

ARTICLE III
EVENTS OF DEFAULT

3.1           The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.2           Failure to Pay Principal or Interest.  The Borrower fails to pay any the Principal Amount, interest or other sum due under this Note when due and such failure continues for a period of fourteen (14) calendar days after receipt by the Borrower of written notice of such default.

3.3           Breach of Covenant.  The Borrower breaches any material covenant or other term or condition of this Note and such breach, if subject to cure, continues for a period of 10 business days after written notice to the Borrower from the Holder, provided that if such breach cannot reasonably be cured within such 10-day period and Borrower shall have commenced to cure such breach within such 10-day period and thereafter diligently proceeds to cure the same, such 20-day period shall be extended for so long as it shall require the Borrower in the exercise of due diligence to cure such default, not to exceed 45 business days in the aggregate. Provided that such notice requirement shall only apply if Holder receives notice from the Company.

3.4           Receiver or Trustee.  The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed and not dismissed within 60 calendar days.

3.5           Bankruptcy.  Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within 60 calendar days of initiation.

3.6           Sale of Assets. A disposition of all or substantially all of the assets of the Borrower (excluding any transaction relating to the sale and lease back of the Borrower’s equipment).

ARTICLE IV
MISCELLANEOUS

4.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

If to the Borrower:	SpendSmart Networks, Inc. 805 Aerovista Pkwy, Suite 205 San Luis Obispo, CA 93401 Attn: Alex Minicucci, Chief Executive Officer
If to the Holder:	At the address set forth in the first paragraph herein.

4.3           Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented or reissued, then as so amended or supplemented or reissued.

4.4           Assignees.  This Note, and the conversion rights described herein, shall not be assignable by the Holder without the prior written consent of the Borrower, which shall not be unreasonably withheld. Subject to the restrictions of the preceding sentence, the rights and obligations of the Borrower and the Holder shall be binding upon and benefit the successors, assign, heirs, administrators and transferees of the parties.

4.6           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of California.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the State Supior Court of the State of California, County of San Luis Obispo (or any federal courts having jurisdiction of such area). Both parties agree to submit to the jurisdiction of such courts. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

4.7           Redemption.  This Note may be prepaid by the Borrower, in whole or in part, at any time and from time to time, without premium or penalty.

[Signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the ______ day of _______ 2015.

SPENDSMART NETWORKS, INC.:
By:________________________________ Name: Alex Minicucci Title: Chief Executive Officer
HOLDER:
Sign: ________________________________ Print: ________________________________ Title: ________________________________

[Signature Page to Convertible Promissory Note of SpendSmart Networks, Inc.]

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